UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 8, 2022
FEDERAL HOME LOAN BANK OF BOSTON
(Exact name of registrant as specified in its charter)

Federally chartered corporation of the United States	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 Boylston Street
Boston, MA 02199
(Address of principal executive offices, including zip code)
(617) 292-9600
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Lease for Premises to Serve as Headquarters

On August 8, 2022, the Federal Home Loan Bank of Boston (the “Bank”), as tenant, entered into an amendment (the “First Amendment”) to its lease dated October 26, 2010, filed with a current report on Form 8-K on October 27, 2010 (the “Original Lease”, the Original Lease and First Amendment, together, the “Pru Lease”), with BP Prucenter Acquisition LLC, as landlord, pursuant to which the Bank will relocate to all of the 6th and part of the 7th floors of the Prudential Tower, at 800 Boylston St., Boston, Massachusetts, and lease 39,185 of rentable square feet (the “New Premises”). Once occupied, the New Premises will serve as the Bank’s headquarters.

The First Amendment extends the term of the Original Lease from December 31, 2023, to December 31, 2038. The Bank may continue to occupy its current premises, which will serve as its headquarters until it relocates to the New Premises, which shall occur on the earlier of (a) fourteen days after the Bank substantially completes certain leasehold improvements to the New Premises, (b) the date upon which the Bank first occupies any portion of the New Premises (it being understood that the Bank’s work to improve the New Premises does not constitute occupancy), or (c) October 1, 2023.

The Bank’s annual fixed rent pursuant to the Pru Lease will be $2,536,684.00 through December 31, 2022, $1,841,695.00 from January 1, 2023 to December 31, 2023, and $2,233,545.00 from January 1, 2024 through December 31, 2024, subject to a 2% increase each year thereafter until the end of the lease.

In addition to the annual fixed rent, the Bank will be responsible for certain additional rent, including property taxes, utilities, and certain other operating expenses.

The First Amendment allocates the Bank an allowance of $5,877,750.00 to be applied toward leasehold improvements to the New Premises, with the potential for up to 20% of such allowance to be allocated for (a) architectural and engineering fees and (b) cabling. The First Amendment also provides a credit of one-half of a day’s rent for each day a certain portion of the New Premises is unavailable to the Bank after the Outside 7th Floor Delivery Date, as that term is defined in the First Amendment.

The First Amendment provides the Bank with two extension options each for five years at the prevailing market rate, in each case based upon (a) a quote provided by the landlord or (b) if the Bank timely disputes the quote, a determination, by majority opinion, of three brokers, each affiliated with major Boston commercial real estate brokerages, with each party selecting a broker and the two selected brokers mutually selecting the third.

The First Amendment further provides that, in the event that additional rental space becomes available on the 7th floor of the Prudential Tower, the Bank has the one-time right to make the first offer to lease the available property at the then prevailing market rate as determined by the landlord. Further, the First Amendment provides the Bank the right to terminate the First Amendment related to the 7th floor subject to (a) timely notice prior to the tenth anniversary and (b) a termination fee of $1,384,000.00. This right to terminate becomes void if the Bank exercises its right of first offer.

The preceding description of the First Amendment is a summary of the material terms of such agreement and does not purport to be complete, and is qualified in its entirety by a copy of the First Amendment filed with this current report on Form 8-K.

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This report, including the filed and referenced exhibits, uses forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include statements with respect to the Bank’s plans, objectives, projections, estimates, or predictions. These statements are based on the Bank’s expectations as of the date hereof. The words “will”, “continue”, “expects”, “becomes”, “if”, and similar statements and their plural and negative forms are used in this notification to identify some, but not all, of such forward-looking statements. The Bank cautions that, by their nature, forward-looking statements involve risks and uncertainties, including, but not limited to, risks relating to supply chain matters and the timely availability of construction materials. Accordingly, the Bank cautions that actual results could differ materially from those expressed or implied in these forward-looking statements or could impact the extent to which a particular plan, objective, projection, estimate or prediction is realized, and you are cautioned not to place undue reliance on such statements. The Bank does not undertake to update any forward-looking statement herein or that may be made from time to time on behalf of the Bank.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibit No.	Description

10.1	Lease between the Federal Home Loan Bank of Boston and BP Prucenter Acquisition LLC, Exhibit 10.1 to our Form 8-K filed with the SEC on October 27, 2010

10.2	First Amendment to Lease between Federal Home Loan Bank of Boston, as tenant, and BP Prucenter Acquisition LLC, dated August 8, 2022

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 12, 2022	Federal Home Loan Bank of Boston
By:/s/ Frank Nitkiewicz
Frank Nitkiewicz
Executive Vice President, Chief Operating Officer and Chief Financial Officer